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                                                                    EXHIBIT 21.1



                          SUBSIDIARIES OF THE COMPANY

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
                                                            Jurisdiction of
Subsidiary                                              Incorporation or Organization
---------                                               -----------------------------
I.H.F.P., Inc.                                                   Delaware
Luck's, Incorporated                                             Delaware
M. Polaner, Inc.                                                 Delaware
International Home Foods (Canada), Inc.                          Canada
3423425 Canada Ltd.                                              Canada
Heritage Brands Holdings, Inc.                                   Delaware
Heritage Brands, Inc.                                            Delaware
Campfire, Inc.                                                   Delaware
Bumble Bee Seafoods, Inc.                                        Delaware
Sociedad Ecuatoriana de Alimentos
  Frigorificos Manta C.A.                                        Ecuador
Commerce Distributing Company                                    Delaware
Santa Fe Springs Holding Company                                 Delaware
BBII Acquisition Corporation                                     Delaware
Pesquena Manteuse de Alun
  Mantatun, S.A.                                                 Ecuador
Mayaguez Water Treatment Co., Inc.                               Puerto Rico
DM US Holding Corp.                                              Delaware
HMTF Mexico Holdings, S.A. de C.V.                               Mexico
Productos Del Monte,S.A. de C.V.                                 Mexico
Frutas y Verduras Selectas, S. de R.L. de C.V.                   Mexico
Creative Products, Inc. of Rossville                             Delaware
Orleans Acquisition Corp.                                        Delaware
IHF/GM Holding Corp.                                             Delaware
IHF/GM Acquisition Corp.                                         Delaware
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